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                                  EXHIBIT 10(a)



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                                 MEDICORE, INC.
                              2337 WEST 76TH STREET
                               HIALEAH, FLA 33016
                                  (305)558-4000

                                                                October 25, 1996

Techdyne, Inc.
2230 West 77th Street
Hialeah,  FLA  33016

                  Re:  Service Agreement

Gentlemen:

   This will confirm our understanding as to the services that the undersigned, Medicore, Inc. ("Medicore") has provided and shall continue to provide to you, Techdyne, Inc. ("Techdyne"). Techdyne hereby retains Medicore to provide certain administrative and financial services relating to accounting, books and records, data processing, preparation and filing of tax reports and records with respect to the operations of Techdyne, including, but not limited to, performing the bookkeeping and other administrative acts necessary for billings, invoicing, maintenance of general ledgers and records for payroll and shipping, accounts receivable and insurance, and the preparation of accounting and financial statements for Techdyne. Medicore shall have no responsibility to advance or make any funds available for the operations of Techdyne, nor shall Medicore or any of its employees sign any checks, agreements, contracts or similar documents or instruments by, for or on behalf of Techdyne, nor shall Medicore have any supervisory or managerial responsibilities or obligations on behalf of Techdyne with respect to any of the records, financing or other operations of Techdyne, all of which shall be the sole responsibility of Techdyne as more particularly set forth below, except to the extent that such Medicore personnel are also officers and/or directors of Techdyne and authorized by Techdyne to sign checks for Techdyne or are otherwise employed by Techdyne in a managerial capacity; but any act by such employee, officer or director of Techdyne, shall not be that of Medicore, nor shall any liability for any act or omission of such person be deemed that directed by or attributable to Medicore.

     The term of this Service Agreement shall be for a period of two (2) years from October 1, 1996 (the "Effective Date"); and provided that the party wishing to terminate is not in default of this Agreement, such non-defaulting party shall have the right to terminate this Agreement on sixty (60) days written notice to the other.

     In consideration for the services to be performed by Medicore as provided herein, Techdyne agrees to and shall pay to Medicore Four Hundred Eight Thousand

($408,000) Dollars per annum payable in equal monthly installments of Thirty Four Thousand ($34,000) Dollars with the first


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payment due on November 1, 1996 and thereafter each installment due on the first day of each month subsequent thereto; provided Techdyne shall have a five (5) day grace period.

     Complete responsibility for Techdyne and its operations remain solely with Techdyne and not that of Medicore or its employees or affiliates. This Service Agreement and the services to be performed by Medicore are administrative and not supervisory or managerial and are not to be construed in any manner as providing or binding Medicore or its employees or affiliates with or to any liability or responsibility whatsoever relating to Techdyne and its activities and operations.

     Medicore and its employees participating in this Service Agreement are retained only for the purposes and to the extent set forth herein and its and their relationship to Techdyne during the term of this Service Agreement shall be that of independent contractor and nothing in this Service Agreement shall be construed as equating any Techdyne employees or affiliates who may cooperate or otherwise participate with Medicore employees or personnel who may otherwise be affiliated with both Medicore and Techdyne in providing the service contemplated herein as employees of Medicore nor shall any such Medicore employee be deemed or equated with employees of or otherwise affiliated with Techdyne. These employees or parties common to both Medicore and Techdyne shall be deemed acting for the company then requiring his or her services under the circumstances and shall not be deemed an agent or employee of the other company simply due to their dual positions. Further, nothing herein shall be construed as establishing a joint venture or partnership between Medicore and Techdyne. Medicore and its employees participating in this Service Agreement are free to utilize their entire time, energy and skill in such manner and for such purposes as they see fit.

     Medicore shall perform the services required herein from its present facilities in Hialeah, Florida or such other locations which it now maintains or to which it may move which it determines to best service the purposes of this Service Agreement. Should any Medicore personnel be reasonably required to travel to perform certain of the services contemplated herein, which travel shall be undertaken at the option of Medicore, Techdyne will reimburse Medicore for any out-of-pocket expenses in connection with such services and travel.

     This Service Agreement shall not be assignable except with the prior written consent of each of the parties hereto; provided, no consent shall be required with respect to any transfer or assignment to the successor corporation or persons resulting from a merger or consolidation or from a transfer of all or substantially all of the assets of either party.

     Any controversy or claim arising out or relating to this Service Agreement, or the breach thereof, shall be settled by arbitration in the City of Hialeah in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

     This Service Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns. Nothing in this Service Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Service Agreement to any other persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third person to any party to this Service Agreement, nor shall any provision herein give any third person any other rights against any party to this Service Agreement.


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     No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed a continuing waiver or waivers in respect of any subsequent breach or default, whether of similar or different nature unless expressly so stated in writing.

     This Service Agreement shall be construed in accordance with the laws of the State of Florida.

     If this comports with your understanding please execute a copy of this Service Agreement.

                                 MEDICORE, INC.

                                 By: /s/ Thomas K. Langbein
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                                    THOMAS K. LANGBEIN
                                    Chief Executive Officer

AGREED TO AND ACCEPTED BY:

TECHDYNE, INC.

By: /s/ Barry Pardon
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     BARRY PARDON, President


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